Exhibit T3A-22

CORPORATE ACCESS NUMBER: 2011901994

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

PRECISION ENERGY SERVICES ULC

AMENDED ITS ARTICLES ON 2006/12/29.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2006/12/29

Service Request Number: 9510155
Corporate Access Number: 2011901994
Legal Entity Name:	PRECISION ENERGY SERVICES ULC
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	PRECISION ENERGY SERVICES ULC
New French Equivalent Name:
Nuans Number:	86081757
Nuans Date:	2006/03/13
French Nuans Number:
French Nuans Date:

Share Structure:	SEE ELECTRONIC ATTACHMENT
Share Transfers Restrictions:	SEE ELECTRONIC ATTACHMENT
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE ELECTRONIC ATTACHMENT
BCA Section/Subsection:	173(1)(E)(D)

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2006	2006/12/17

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Statutory Declaration	10000902000372768	2005/09/01
Other Rules or Provisions	ELECTRONIC	2005/09/01
Restrictions on Share Transfers	ELECTRONIC	2005/09/01
Other Rules or Provisions	ELECTRONIC	2006/03/31
Share Structure	ELECTRONIC	2006/12/29

Registration Authorized By:  RICHARD A. MILLER

SOLICITOR

Authorized Capital of Precision Energy Services ULC (the “Corporation”)

The maximum numbers of shares of each class that the Corporation is authorized to issue are an unlimited number of Common Shares without nominal or par value and 1,000,000 Class A Preferred Shares without nominal or par value, in each case having the designation, rights, privileges, restrictions and conditions set out below.

A.                                    Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares, which constitute a separate and distinct class of shares and which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

1.                                      Voting Right

Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation. Each holder of a Common Share shall be entitled to one (1) vote for each Common Share held.

2.                                      Dividends

Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the Common Shares with respect to priority in the payment of dividends,

(a)                                 each holder of a Common Share shall be entitled to receive dividends as and when declared and payable, and

(b)                                 dividends may be declared and paid on the Common Shares to the complete exclusion of the other classes of shares of the Corporation;

provided that no dividend shall at any time be declared or paid on the Common Shares if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the redemption prices of the preferred shares of any class then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those preferred shares.

3.                                      Liquidation, Dissolution or Winding-Up

Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the Common Shares with respect to priority of distribution on a liquidation, dissolution or winding-up, each holder of a Common Share shall be entitled to participate, on a proportionate basis, in a distribution of the remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.                                      Ranking

The rights, privileges and entitlements of a Common Share rank ratably and on a parity with those of all other Common Shares. Except where otherwise specifically stated, the rights, privileges and entitlements of the Common Shares rank

(a)                                 ratably and on a parity with the rights, privileges and entitlements of the common shares of any other class,

(b)                                 in subordination to the rights, privileges and entitlements of the non-participating shares of any class with respect to priority of distribution on a liquidation, dissolution or winding-up, and

(c)                                  in subordination to the rights, privileges and entitlements of the preferred shares of any class.

B.                                    Class A Preferred Shares

The Corporation is authorized to issue 1,000,000 Class A Preferred Shares, which constitute a separate and distinct class of shares and which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

1.                                      Issuance

All of the authorized number of the Class A Preferred Shares shall be issued to Weatherford Canada Ltd. pursuant to the declaration and payment of a stock dividend on the Common Shares (the “Stock Dividend”) as of 9:00 a.m. (Central standard time) on December 31, 2006 (the “Effective Time”).

2.                                      Non-Voting Feature

Except where required by the Business Corporations Act (Alberta), a holder of a Class A Preferred Share shall not, as such, be entitled to receive notice of, to attend or to vote at meetings of shareholders of the Corporation.

3.                                      Redemption Price

The Class A Preferred Shares shall be redeemable at an aggregate redemption price (the “Aggregate Redemption Price”) equal to the fair market value of that portion of the Corporation’s partnership interest in Weatherford Canada Partnership equal to a 56.142% interest (the “Partnership Interest”) in Weatherford Canada Partnership, at the Effective Time, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on the Class A Preferred Shares. The redemption price (the “Unit Redemption Price”) of each Class A Preferred Share shall be equal to the quotient obtained by dividing the Aggregate Redemption Price by the number of Class A Preferred Shares issued pursuant to the Stock Dividend.

4.                                      Redemption Price Adjustment Clause

If, at a particular time (the “Adjustment Time”) after the Effective Time,

(a)                                 the Corporation and the holders of the Class A Preferred Shares acknowledge in writing, or

(b)                                 the Minister of National Revenue, the Canada Revenue Agency, the tax or fiscal authority of any province or territory or a court or tribunal of competent jurisdiction determines (and neither the Corporation nor the holders of the Class A Preferred Shares have objected to or appealed from the determination), that the actual aggregate fair market value of the Partnership Interest at the Effective Time (the “Redetermined FMV”) was greater than or less than the amount which was previously understood by the Corporation and the holders of the Class A Preferred Shares to be the aggregate fair market value of the Partnership Interest at the Effective Time (the “Understood FMV”), the Aggregate Redemption Price shall be decreased by the amount by which the Understood FMV exceeds the Redetermined FMV or shall be increased by the amount by which the Redetermined FMV exceeds the Understood FMV, as the case may be, and the Unit Redemption Price shall be adjusted accordingly; provided that,

(c)                                  if some, but not all, of the Class A Preferred Shares have been redeemed, purchased or otherwise acquired by the Corporation before the Adjustment Time,

(i)                                     the amount, if any, by which the Aggregate Redemption Price as so adjusted (the “Adjusted ARP”) exceeds the Aggregate Redemption Price as initially quantified (the “Initial ARP”) shall, on a pro rata basis, be added to the Unit Redemption Prices of the Class A Preferred Shares that are issued and outstanding at the Adjustment Time, or

(ii)                                  the amount, if any, by which the Initial ARP exceeds the Adjusted ARP shall, on a pro rata basis, be subtracted from the Unit Redemption Prices of the Class A Preferred Shares that are issued and outstanding at the Adjustment Time, provided that, if such subtraction results in a negative amount, the amount shall constitute a debt owing by the holders of the Class A Preferred Shares (calculated on a proportionate basis if there is more than one holder) to the Corporation and the total of the Unit Redemption Prices of those Class A Preferred Shares shall be nil, or

(d)                                 if all of the Class A Preferred Shares have been redeemed, purchased or otherwise acquired by the Corporation before the Adjustment Time,

(i)                                     where the Adjusted ARP exceeds the Initial ARP, the amount of such excess shall constitute a debt owing by the Corporation to the former holders of the Class A Preferred Shares (calculated on a proportionate basis if there is more than one holder), or

(ii)                                  where the Initial ARP exceeds the Adjusted ARP, the amount of such excess shall constitute a debt owing by the former holders of the Class A Preferred shares (calculated on a proportionate basis if there is more than one holder) to the Corporation.

5.                                      Redemption on Demand of Corporation

The Corporation may redeem the Class A Preferred Shares on its demand. To so redeem some or all of the Class A Preferred Shares, the Corporation shall give at least 30 days’ written notice of the redemption by mailing the notice to the holders of the Class A Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class A Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder of Class A Preferred Shares at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount sufficient to redeem the specified Class A Preferred Shares is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class A Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class A Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class A Preferred Shares, to receive payment of the Unit Redemption Price of each specified Class A Preferred Share held by that holder, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on that Class A Preferred Share.

6.                                      Redemption on Demand of Holder

The Corporation is required to redeem Class A Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class A Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class A Preferred Shares to be redeemed, together with the share certificate representing those Class A Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class A Preferred Shares within 30 days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Unit Redemption Prices of the Class A Preferred Shares specified in the Retraction Notice, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class A Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class A Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class A Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class A Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class A Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class A Preferred Shares, the number of each holder’s Class A Preferred Shares to be redeemed shall be determined on a proportionate basis.

7.                                      Dividends - Before Delivery of Retraction Notice

Until a holder of a Class A Preferred Share has delivered a Retraction Notice and the requisite share certificate to the Corporation, the holder shall in each financial period, in the discretion of the directors of the Corporation, be entitled, out of any or all profits or surplus available for dividends, to receive, in respect of each Class A Preferred Share held by the holder, non-cumulative dividends at an annual rate (the “Specified Rate”) that shall be expressed as a percentage of the Unit Redemption Price of the Class A Preferred Share and shall be equal to the prescribed rate of interest (as determined under paragraph 4301(c) of the Income Tax Regulations (Canada)) at the time the Class A Preferred Share was issued, such dividends to be payable on such date and at such place as the directors may determine. Each dividend shall be non-cumulative whether or not earned, and if in any financial period or within 6 months after that financial period the directors in their discretion do not declare the dividend, then the right of the holder to that dividend for that financial period shall be forever extinguished. A holder of a Class A Preferred Share shall not be entitled to receive dividends on that share other than or in excess of the dividends provided for in this paragraph and the succeeding paragraph.

8.                                      Dividends - After Delivery of Retraction Notice

If, after a holder of a Class A Preferred Share has delivered a Retraction Notice and the requisite share certificate to the Corporation, an applicable law has prohibited the Corporation from redeeming that Class A Preferred Share (the “Unredeemed Share”) within 30 days after the date on which the Retraction Notice and the share certificate were so delivered, the holder of the Unredeemed Share shall thereafter in each financial period until the Unredeemed Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the Specified Rate on the Unit Redemption Price of each Unredeemed Share held by the holder, payable annually on the last day of each financial period. If on any cumulative dividend payment date the cumulative dividend payable on that date is not paid in full on all Unredeemed Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation (except the shares of any other class whose entitlement to dividends ranks in priority to or on a parity with that of the Class A Preferred Shares) unless all accrued cumulative dividends on the Unredeemed Shares shall have been declared and paid before that time. For greater certainty, where a holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and an applicable law prohibits the Corporation from redeeming the holder’s Class A Preferred Shares, nothing in this paragraph shall be construed as absolving or relieving the Corporation of its obligation to redeem those Class A Preferred Shares as soon as the redemption is permitted by the applicable law.

9.                                      Dividends - Exclusion of Other Classes

Subject to the rights of the shares of any other class whose entitlement to dividends ranks in priority to that of the Class A Preferred Shares, dividends may be declared and paid on the Class A Preferred Shares to the complete exclusion of the other classes of shares of the Corporation.

10.                               Dividends on Other Classes

No dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the Unit Redemption Prices of the Class A Preferred Shares then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares. For greater certainty, for the purposes of this paragraph, the Class A Preferred Shares issued pursuant to the Stock Dividend shall not be construed as being “then issued and outstanding” at the Effective Time and nothing in this paragraph shall preclude the declaration and payment of the Stock Dividend.

11.                               Purchase for Cancellation

Except where the Corporation redeems preferred shares pursuant to the redemption provisions set out in these Articles, the Corporation shall not make any payment to purchase or otherwise acquire shares of any class issued by the Corporation if there are reasonable grounds for believing that, after the payment of the purchase or acquisition price, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the Unit Redemption Prices of the Class A Preferred Shares then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares.

12.                               Minimum Purchase Price

The Corporation shall not purchase, redeem or cancel a Class A Preferred Share for a price less than the lesser of

(a)                                 the Unit Redemption Price of the Class A Preferred Share so purchased, redeemed or cancelled, and

(b)                                 the quotient obtained when

(i)                                     the amount by which the realizable value of

the Corporation’s property exceeds the aggregate of its liabilities immediately before the purchase, redemption or cancellation and the amount payable on the purchase, redemption or cancellation of the shares of any class whose entitlement on a purchase, redemption or cancellation ranks in priority to that of the Class A Preferred Shares is divided by the aggregate of

(ii)                                  the number of issued and outstanding shares of any class, including the Class A Preferred Shares, whose entitlement on a purchase, redemption or cancellation ranks on a parity with that of the Class A Preferred Shares.

13.                               Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, each holder of a Class A Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the shares of any other class whose entitlement on a liquidation, dissolution or winding-up ranks in priority to or on a parity with that of the Class A Preferred Shares), an amount equal to, but not greater than, the total of the Unit Redemption Prices of the Class A Preferred Shares held by the holder, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares.

14.                               Ranking

The rights, privileges and entitlements of a Class A Preferred Share rank ratably and on a parity with those of all other Class A Preferred Shares. Except where otherwise specifically stated, the rights, privileges and entitlements of the Class A Preferred Shares rank

(a)                                 in priority to the rights, privileges and entitlements of the common shares and the non-participating shares of any class, and

(b)                                 ratably and on a parity with the rights, privileges and entitlements of the preferred shares of any other class.

15.                               Interpretation

Where a term is defined in the above description of the rights, privileges, restrictions and conditions of the Class A Preferred Shares, the definition applies only in the context of the Class A Preferred Shares, and not in the context of any other shares.

Step 1

Form 4

ALBERTA	ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number

PRECISION ENERGY SERVICES ULC	2011901994

3.                                      The Articles of Amalgamation of the Corporation are amended as follows:

Section 3 of the Articles of Amalgamation of the Corporation is amended in the following manner and in the following order:

(a)                                 Pursuant to section 173(l)(e) of the Business Corporations Act (Alberta) (the “ABCA”), the Articles of Amalgamation of the Corporation are amended by adding to the rights, privileges, restrictions and conditions applicable to the common shares in the capital of the Corporation the rights, privileges, restrictions and conditions set out in the attachment which is applicable to this section and which is incorporated into this form.

(b)                                 Pursuant to section 173(l)(d) of the ABCA, the Articles of Amalgamation of the Corporation are amended by creating a new class of preferred shares to be designated as “Class A preferred shares” and to have the rights, privileges, restrictions and conditions set out in the attachment which is applicable to this section and which is incorporated into this form.

(c)                                  Pursuant to sections 173(l)(d) and (e) of the ABCA, the Articles of Amalgamation of the Corporation are amended so that, after giving effect to the amendments described in paragraphs (a) and (b) above:

(i)                                     Section 3 of the Articles of Amalgamation of the Corporation is deleted and replaced with the following:

“An unlimited number of common shares without nominal or par value and 1,000,000 Class A preferred shares without nominal or par value, in each case having attached thereto the rights, privileges, restrictions and conditions as set out in the attachment which is applicable to this section and which is incorporated into this form.”; and

(ii)                                  The attachment which is applicable to this section and which is incorporated into this form shall become an attachment to the Articles of Amalgamation of the Corporation.

Date	Signature	Title

December 29, 2006	/s/ Burt M. Martin	Senior Vice President and Secretary
Burt M. Martin

Authorized Capital of Precision Energy Services ULC (the “Corporation”)

The maximum numbers of shares of each class that the Corporation is authorized to issue are an unlimited number of Common Shares without nominal or par value and 1,000,000 Class A Preferred Shares without nominal or par value, in each case having the designation, rights, privileges, restrictions and conditions set out below.

A.                                    Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares, which constitute a separate and distinct class of shares and which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

1.                                      Voting Right

Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common Share shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation. Each holder of a Common Share shall be entitled to one (1) vote for each Common Share held.

2.                                      Dividends

Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the Common Shares with respect to priority in the payment of dividends,

(a)                                 each holder of a Common Share shall be entitled to receive dividends as and when declared and payable, and

(b)                                 dividends may be declared and paid on the Common Shares to the complete exclusion of the other classes of shares of the Corporation;

provided that no dividend shall at any time be declared or paid on the Common Shares if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the redemption prices of the preferred shares of any class then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those preferred shares.

3.                                      Liquidation, Dissolution or Winding-Up

Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the Common Shares with respect to priority of distribution on a liquidation, dissolution or winding-up, each holder of a Common Share shall be entitled to participate, on a proportionate basis, in a distribution of the remaining property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.                                      Ranking

The rights, privileges and entitlements of a Common Share rank ratably and on a parity with those of all other Common Shares. Except where otherwise specifically stated, the rights, privileges and entitlements of the Common Shares rank

(a)                                 ratably and on a parity with the rights, privileges and entitlements of the common shares of any other class,

(b)                                 in subordination to the rights, privileges and entitlements of the non-participating shares of any class with respect to priority of distribution on a liquidation, dissolution or winding-up, and

(c)                                  in subordination to the rights, privileges and entitlements of the preferred shares of any class.

B.                                    Class A Preferred Shares

The Corporation is authorized to issue 1,000,000 Class A Preferred Shares, which constitute a separate and distinct class of shares and which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

1.                                      Issuance

All of the authorized number of the Class A Preferred Shares shall be issued to Weatherford Canada Ltd. pursuant to the declaration and payment of a stock dividend on the Common Shares (the “Stock Dividend”) as of 9:00 a.m. (Central standard time) on December 31, 2006 (the “Effective Time”).

2.                                      Non-Voting Feature

Except where required by the Business Corporations Act (Alberta), a holder of a Class A Preferred Share shall not, as such, be entitled to receive notice of, to attend or to vote at meetings of shareholders of the Corporation.

3.                                      Redemption Price

The Class A Preferred Shares shall be redeemable at an aggregate redemption price (the “Aggregate Redemption Price”) equal to the fair market value of that portion of the Corporation’s partnership interest in Weatherford Canada Partnership equal to a 56.142% interest (the “Partnership Interest”) in Weatherford Canada Partnership, at the Effective Time, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on the Class A Preferred Shares. The redemption price (the “Unit Redemption Price”) of each Class A Preferred Share shall be equal to the quotient obtained by dividing the Aggregate Redemption Price by the number of Class A Preferred Shares issued pursuant to the Stock Dividend.

4.                                      Redemption Price Adjustment Clause

(ii)                                  where the Initial ARP exceeds the Adjusted ARP, the amount of such excess shall constitute a debt owing by the former holders of the Class A Preferred shares (calculated on a proportionate basis if there is more than one holder) to the Corporation.

5.                                      Redemption on Demand of Corporation

The Corporation may redeem the Class A Preferred Shares on its demand. To so redeem some or all of the Class A Preferred Shares, the Corporation shall give at least 30 days’ written notice of the redemption by mailing the notice to the holders of the Class A Preferred Shares to be redeemed, specifying the date and place of redemption and the number of Class A Preferred Shares to be redeemed. The notice may be given by prepaid post addressed to each holder of Class A Preferred Shares at that holder’s address as it appears in the records of the Corporation. If the notice is given by the Corporation and if an amount sufficient to redeem the specified Class A Preferred Shares is deposited with a chartered bank or trust company in Canada, as specified in the notice, on or before the date fixed for redemption, those Class A Preferred Shares are redeemed as of the date fixed for redemption and thereafter a holder of Class A Preferred Shares specified in the notice, as such, has no rights against the Corporation except, upon surrendering the certificate for those Class A Preferred Shares, to receive payment of the Unit Redemption Price of each specified Class A Preferred Share held by that holder, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on that Class A Preferred Share.

6.                                      Redemption on Demand of Holder

The Corporation is required to redeem Class A Preferred Shares on the demand of the holder thereof. To require the Corporation to redeem some or all of the holder’s Class A Preferred Shares, the holder shall deliver a written notice (a “Retraction Notice”) specifying the number of Class A Preferred Shares to be redeemed, together with the share certificate representing those Class A Preferred Shares, to the Corporation at its registered office, whereupon the Corporation shall redeem those Class A Preferred Shares within 30 days after the date on which the Retraction Notice and the share certificate are so delivered, for an amount equal to the total of the Unit Redemption Prices of the Class A Preferred Shares specified in the Retraction Notice, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares. The Corporation is not obligated to comply with this provision if, and so long as, the redemption would be contrary to any applicable law. If at any time an applicable law prohibits the Corporation from redeeming Class A Preferred Shares held by a holder who has delivered a Retraction Notice and the requisite share certificate, the Corporation shall thereafter, without further notice or demand by the holder, redeem those Class A Preferred Shares as soon as the redemption is permitted by the applicable law, or, if the redemption of some but not all of the Class A Preferred Shares is then permitted by the applicable law, the Corporation shall redeem such number of the Class A Preferred Shares as is then permitted and shall subsequently redeem, in one or more stages, the remaining Class A Preferred Shares that are the subject of the Retraction Notice as soon as such further redemption is permitted by the applicable law. If more than one holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and the Corporation is permitted to redeem some but not all of the holders’ Class A Preferred Shares, the number of each holder’s Class A Preferred Shares to be redeemed shall be determined on a proportionate basis.

7.                                      Dividends - Before Delivery of Retraction Notice

Until a holder of a Class A Preferred Share has delivered a Retraction Notice and the requisite share certificate to the Corporation, the holder shall in each financial period, in the discretion of the directors of the Corporation, be entitled, out of any or all profits or surplus available for dividends, to receive, in respect of each Class A Preferred Share held by the holder, non-cumulative dividends at an annual rate (the “Specified Rate”) that shall be expressed as a percentage of the Unit Redemption Price of the Class A Preferred Share and shall be equal to the prescribed rate of interest (as determined under paragraph 4301(c) of the Income Tax Regulations (Canada)) at the time the Class A Preferred Share was issued, such dividends to be payable on such date and at such place as the directors may determine. Each dividend shall be non-cumulative whether or not earned, and if in any financial period or within 6 months after that financial period the directors in their discretion do not declare the dividend, then the right of the holder to that dividend for that financial period shall be forever extinguished. A holder of a Class A Preferred Share shall not be entitled to receive dividends on that share other than or in excess of the dividends provided for in this paragraph and the succeeding paragraph.

8.                                      Dividends - After Delivery of Retraction Notice

If, after a holder of a Class A Preferred Share has delivered a Retraction Notice and the requisite share certificate to the Corporation, an applicable law has prohibited the Corporation from redeeming that Class A Preferred Share (the “Unredeemed Share”) within 30 days after the date on which the Retraction Notice and the share certificate were so delivered, the holder of the Unredeemed Share shall thereafter in each financial period until the Unredeemed Share is redeemed, be entitled, out of any or all profits or surplus available for dividends, to receive, as and when declared by the directors of the Corporation, fixed cumulative preferential dividends at the Specified Rate on the Unit Redemption Price of each Unredeemed Share held by the holder, payable annually on the last day of each financial period. If on any cumulative dividend payment date the cumulative dividend payable on that date is not paid in full on all Unredeemed Shares, the cumulative dividend, or the unpaid part thereof, shall be paid at a subsequent date, as and when declared by the directors. No dividend shall at any time be declared or paid on any other shares of the Corporation (except the shares of any other class whose entitlement to dividends ranks in priority to or on a parity with that of the Class A Preferred Shares) unless all accrued cumulative dividends on the Unredeemed Shares shall have been declared and paid before that time. For greater certainty, where a holder has delivered a Retraction Notice and the requisite share certificate to the Corporation and an applicable law prohibits the Corporation from redeeming the holder’s Class A Preferred Shares, nothing in this paragraph shall be construed as absolving or relieving the Corporation of its obligation to redeem those Class A Preferred Shares as soon as the redemption is permitted by the applicable law.

9.                                      Dividends - Exclusion of Other Classes

Subject to the rights of the shares of any other class whose entitlement to dividends ranks in priority to that of the Class A Preferred Shares, dividends may be declared and paid on the Class A Preferred Shares to the complete exclusion of the other classes of shares of the Corporation.

10.                               Dividends on Other Classes

No dividend shall at any time be declared or paid on any other shares of the Corporation if there are reasonable grounds for believing that, after the payment of the dividend, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the Unit Redemption Prices of the Class A Preferred Shares then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares. For greater certainty, for the purposes of this paragraph, the Class A Preferred Shares issued pursuant to the Stock Dividend shall not be construed as being “then issued and outstanding” at the Effective Time and nothing in this paragraph shall preclude the declaration and payment of the Stock Dividend.

11.                               Purchase for Cancellation

Except where the Corporation redeems preferred shares pursuant to the redemption provisions set out in these Articles, the Corporation shall not make any payment to purchase or otherwise acquire shares of any class issued by the Corporation if there are reasonable grounds for believing that, after the payment of the purchase or acquisition price, the realizable value of the Corporation’s assets would be less than the aggregate of the Corporation’s liabilities, the stated capital of the common shares and the non-participating shares of any class and the total of the Unit Redemption Prices of the Class A Preferred Shares then issued and outstanding, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares.

12.                               Minimum Purchase Price

The Corporation shall not purchase, redeem or cancel a Class A Preferred Share for a price less than the lesser of

(a)                                 the Unit Redemption Price of the Class A Preferred Share so purchased, redeemed or cancelled, and

(b)                                 the quotient obtained when

(i)                                     the amount by which the realizable value of the Corporation’s property exceeds the aggregate of its liabilities immediately before the purchase, redemption or cancellation and the amount payable on the purchase, redemption or cancellation of the shares of any class whose entitlement on a purchase, redemption or cancellation ranks in priority to that of the Class A Preferred Shares is divided by the aggregate of

(ii)                                  the number of issued and outstanding shares of any class, including the Class A Preferred Shares, whose entitlement on a purchase, redemption or cancellation ranks on a parity with that of the Class A Preferred Shares.

13.                               Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, each holder of a Class A Preferred Share shall be entitled to receive, before any distribution of any property of the Corporation among the holders of any other shares of the Corporation (except the shares of any other class whose entitlement on a liquidation, dissolution or winding-up ranks in priority to or on a parity with that of the Class A Preferred Shares), an amount equal to, but not greater than, the total of the Unit Redemption Prices of the Class A Preferred Shares held by the holder, plus any declared and unpaid non-cumulative dividends and any unpaid cumulative dividends on those Class A Preferred Shares.

14.                               Ranking

The rights, privileges and entitlements of a Class A Preferred Share rank ratably and on a parity with those of all other Class A Preferred Shares. Except where otherwise specifically stated, the rights, privileges and entitlements of the Class A Preferred Shares rank

(a)                                 in priority to the rights, privileges and entitlements of the common shares and the non-participating shares of any class, and

(b)                                 ratably and on a parity with the rights, privileges and entitlements of the preferred shares of any other class.

15.                               Interpretation

Where a term is defined in the above description of the rights, privileges, restrictions and conditions of the Class A Preferred Shares, the definition applies only in the context of the Class A Preferred Shares, and not in the context of any other shares.